                      AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF DECEMBER 22, 1994
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST
                         PIONEER FUNDS DISTRIBUTOR, INC.

                                       AND

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc. entered into a Participation Agreement on December 22, 1994; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule 1 to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE 1

CONTRACTS FUNDED BY SEPARATE ACCOUNT

Allmerica Accumulator
333-87105
811-8114

Allmerica Ultimate Advantage
333-38276
811-8114

Fund Quest
333-90545
811-8114

Allmerica Value Generation (Annuity Scout)
333-87105
811-8114

ExecAnnuity Plus
33-71052
811-8114

Allmerica Advantage
33-71052
811-8114

Delaware Medallion
33-71054
811-8114

Pioneer Vision-SM- & Pioneer Vision-SM- 2
33-86664
811-8872

Pioneer C-Vision-SM-
333-64833
811-8872

 All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 24th, 2000.

                                First Allmerica Financial Life Insurance Company

                                By: ____________________________
                                       Richard M. Reilly

                                Title:    Vice President

                                Pioneer Variable Contracts Trust

                                By: ____________________________
                                       David D. Tripple

                                Title:   Executive Vice President

                                Pioneer Funds Distributor, Inc.

                                By: ____________________________
                                       Steven M. Graziano

                                Title:   President

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